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         [LETTERHEAD OF LARSSON, WOODYARD & HENSON, LLP APPEARS HERE]


[LOGO APPEARS HERE]


  June 10, 1996



   The Board of Directors
   Illinois Guarantee Savings Bank, FSB
   210 East Fayette
   Effingham, Illinois  62401


   We consent to the use of our report dated May 24, 1996 included herein and to the reference to our Firm under the headings "Experts" for Amendment No. 2 of Form S-4.



   /s/ Larsson, Woodyard & Henson, LLP

       Larsson, Woodyard & Henson, LLP